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                        [Melman, Alton & Co. Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa Holdings, Inc. of our report dated March 29, 2000, except as to Notes 5 and 7, which are dated July 31 and October 31, 2000 relating to the consolidated financial statements of Roberts Wireless Communications, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Melman, Alton & Co.

Melman, Alton & Co.

St. Louis, Missouri
January 11, 2001